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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 31, 1997
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                       CBT GROUP PUBLIC LIMITED COMPANY
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            (Exact name of registrant as specified in its charter)

Republic of Ireland                  0-25674                 Not Applicable
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   (State or other                 (Commission               (IRS Employer
   jurisdiction of                 File Number)          Identification Number)
    incorporation)

1005 HAMILTON COURT, MENLO PARK, CALIFORNIA                         94025
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  (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:   (650) 614-5900
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                                      N/A
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         (Former name or former address, if changed since last report)
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ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
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   (a) On August 31, 1997 (the "Closing Date"), CBT Group PLC, a public limited company organized under the laws of the Republic of Ireland ("CBT"), acquired all of the outstanding common shares of Ben Watson Associates Ltd., a New Brunswick, Canada corporation carrying on business under the registered name scholars.com ("Scholars"). The acquisition of Scholars (the "Acquisition") was consummated pursuant to a Share Purchase Agreement dated as of August 4, 1997 (the "Share Purchase Agreement"), made and entered into by and among CBT, Scholars and Ben Watson, the sole shareholder of Scholars ("Watson"). In the Acquisition, CBT received all of the common shares of Scholars in exchange for 9,408 ordinary shares, par value IR37.5p, of CBT ("CBT Ordinary Shares"). As a result of the Acquisition, Scholars became a wholly-owned subsidiary of CBT.

   (b) There were no underwriters or placement agents involved in the Acquisition. All of the CBT Ordinary Shares were issued to Watson.

   (c) As described in paragraph (a) above, CBT received all of the common
shares of Scholars in exchange for 9,408 CBT Ordinary Shares.   The amount of
consideration received by CBT was determined pursuant to arms' length negotiations between CBT, Scholars and Watson and took into account various factors concerning the valuation of the business of Scholars.

   (d) In connection with the issuance of the CBT Ordinary Shares in the Acquisition, CBT relied upon the exemptions contained in Regulation S and
Section 4(2) under the Securities Act of 1933, as amended (the "Act"). The Acquisition consisted of the offer and sale of the CBT Ordinary Shares to Watson, a resident of Fredericton, New Brunswick, Canada and a non-U.S. citizen. Without limiting the generality of the foregoing, the offer and sale of the CBT Ordinary Shares were made in an "offshore transaction" (as defined in Rule 902(i) of the Act) to a non "U.S. person" (as defined in Rule 902(o) of the Act) in the absence of any "directed selling efforts" (as defined in Rule 902(b) of the Act). In addition, CBT structured the Acquisition to fall within the exemption contained in Section 4(2) of the Act. The fair market value of the CBT Ordinary Shares as of the date of the Acquisition was approximately US$1,212,000.

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                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    September 9, 1997              CBT GROUP PLC


                                      /s/ Gregory M. Priest
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                                     Gregory M. Priest
                                     Vice President, Finance
                                     and Chief Financial Officer

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